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                                                                     EXHIBIT 5.1

                          [LETTERHEAD OF ROPES & GRAY]



                                 April 22, 2002


SMTC Corporation
635 Hood Road
Markham, Ontario
Canada L3R 4N6

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the filing of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 547,114 shares of common stock, $0.01 par value (the "Common Stock"), of SMTC Corporation, a Delaware corporation (the "Company"). The Shares are to be issued from time to time to holders of exchangeable shares of the Company's subsidiary (the "Exchangeable Shares"), SMTC Manufacturing Corporation of Canada, upon the exercise by such holders of their retraction rights (each such act an "Exchange").

     We have acted as counsel for the Company in connection with its issuance and sale of the Exchangeable Shares and the filing of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     Based on the foregoing, we are of the opinion that the Common Stock, when issued pursuant to an Exchange will be legally issued, fully paid and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters." It is understood that this opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                                Very truly yours,

                                                /s/ Ropes & Gray

                                                Ropes & Gray